UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             ALLEGHENY ENERGY, INC.
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

            --------------------------------------------------------------
         2) Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------
         4) Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------
         5) Total fee paid:

            --------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

            --------------------------------------------------------------
         2) Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------
         3) Filing Party:

            --------------------------------------------------------------
         4) Date Filed:

            --------------------------------------------------------------

[LOGO] ALLEGHENY ENERGY

                                                                    NEWS RELEASE
--------------------------------------------------------------------------------

FOR MEDIA, CONTACT:                          FOR INVESTOR RELATIONS, CONTACT:
Cynthia A. Shoop                             Gregory L. Fries
Vice President, Corporate Communications     General Manager, Investor Relations
10435 Downsville Pike                        10435 Downsville Pike
Hagerstown, MD 21740-1766                    Hagerstown, MD 21740-1766
Phone: 301-665-2718                          Phone: (301) 665-2713
Media Hotline: 1-888-233-3583                E-Mail: gfries@alleghenyenergy.com
E-Mail: cshoop@alleghenyenergy.com
                                             M. Beth Straka
                                             General Manager, Investor Relations
                                             4350 Northern Pike
                                             Monroeville, PA 15146-2841
                                             Phone: (412) 856-3731
                                             E-Mail: mstraka@alleghenyenergy.com


                              FOR IMMEDIATE RELEASE

                  ISS RECOMMENDS ALLEGHENY ENERGY STOCKHOLDERS
                    VOTE FOR ELIMINATION OF PREEMPTIVE RIGHTS

         HAGERSTOWN, MD., FEBRUARY 20, 2003 - Allegheny Energy, Inc. (NYSE: AYE) announced today that Institutional Shareholder Services (ISS) has recommended that Allegheny Energy stockholders vote FOR the Company's proposal to amend its charter to eliminate preemptive rights of stockholders.

         ISS is widely recognized as the leading independent proxy advisory firm in the nation. Its recommendations are relied upon by hundreds of major institutional investment firms, mutual funds, and other fiduciaries throughout the country.

         Allegheny Energy Chairman, President, and Chief Executive Officer Alan
J. Noia said, "We are pleased with ISS's decision. By removing the preemptive rights provision, Allegheny Energy will have greater flexibility to raise additional capital as our Board of Directors and Management work to restore the Company's financial health."

         In reaching its decision to recommend that Allegheny stockholders vote FOR the elimination of preemptive rights, ISS noted in its February 13, 2003, report that: "Preemptive rights allow shareholders to purchase shares of new issues in order to maintain their relative equity interest in a company. The absence of these rights could cause shareholders' equity interest to be diluted by the sale of new shares, while such sale could have terms that are unfavorable to shareholders' best interests.

         "Given the current situation of difficult capital markets for public offerings and the recent credit crunch in the energy sector, the most likely alternative for Allegheny is to raise capital in the private equity markets. Therefore, it is important for Allegheny to have the ability to sell equity privately. Preemptive rights place Allegheny at a disadvantage when competing for financing in the private equity markets. The company has been approached by potential investors interested in making equity investments, but given the existence of the preemptive rights, it will be difficult to negotiate and close a transaction.

                                     -more-

         "ISS recognizes shareholders' concerns regarding dilution, but the company ... needs the ability to raise financing in the private markets. Preemptive rights are a significant impediment in raising private equity financing."

         As previously noted, Allegheny Energy is continuing negotiations with its bank lenders and other creditors about a new secured financing facility and expects that any agreement will require that the Company begin to reduce its level of indebtedness by December 2003. This will be accomplished through the application of cash flow or from the proceeds of asset sales or equity sales. While efforts to sell selected assets are under way, Allegheny Energy believes it is important to have the additional flexibility to sell equity privately. With the removal of preemptive rights, which are a significant impediment to any private sale of equity securities, Allegheny Energy will have available more capital-raising alternatives.

         Allegheny Energy reiterated that before deciding to sell equity in any form, the Company will carefully consider the effects on current stockholders and will seek to adopt an approach that protects the value of its stockholders' existing investment in the Company.

         Allegheny Energy will hold a special meeting of Allegheny Energy stockholders to consider the proposal on March 7, 2003, at 9:30 a.m. (local time) in the Mercury Ballroom on the third floor of the New York Hilton, 1335 6th Avenue, New York, NY 10019. Allegheny Energy stockholders of record as of the close of business on January 27, 2003, the record date, are entitled to vote at the special meeting.

         Allegheny Energy's Board of Directors continues to urge all stockholders to vote FOR the proposal to amend its charter and eliminate preemptive rights. Stockholders with questions on how to vote their shares can contact the Company's proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (toll free) or (212) 929-5500 (call collect) or via e-mail at proxy@mackenziepartners.com.

         With headquarters in Hagerstown, Md., Allegheny Energy is an integrated energy company with a balanced portfolio of businesses, including Allegheny Energy Supply, which owns and operates electric generating facilities and supplies energy and energy-related commodities in selected domestic retail and wholesale markets; Allegheny Power, which delivers low-cost, reliable electric and natural gas service to about three million people in Maryland, Ohio, Pennsylvania, Virginia, and West Virginia; and a business offering fiber-optic and data services. More information about the Company is available at www.alleghenyenergy.com.

         Certain statements contained herein constitute forward-looking statements with respect to Allegheny Energy, Inc. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Allegheny Energy to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors may affect Allegheny Energy's operations, markets, products, services, prices, capital expenditures, development activities, and future plans. Such factors include, among others, the following: changes in general, economic, and business conditions; changes in the price of electricity and natural gas; changes in industry capacity; changes in technology; changes in financial and capital market conditions; changes in political and social conditions, deregulation activities and the movement toward competition in the states served by our operations; the effect of regulatory and legislative decisions; regulatory approvals and conditions; the loss of any significant customers; litigation; and changes in business strategy or business plans.


                                      -###-

                                 CONFIDENTIAL -
                   FOR INTERNAL USE ONLY/NOT FOR DISTRIBUTION

                    THIS DOCUMENT HAS BEEN PREPARED TO ASSIST
          CERTAIN EMPLOYEES IN RESPONDING TO QUESTIONS FROM THE MEDIA.


Q&A REGARDING ISS'S RECOMMENDATION ON PREEMPTIVE RIGHTS
--------------------------------------------------------------------------------

1.   WHAT IS INSTITUTIONAL SHAREHOLDER SERVICES (ISS)?

     ISS is widely recognized as the leading independent proxy advisory firm in the nation. Its recommendations are relied upon by hundreds of major institutional investment firms, mutual funds, and other fiduciaries throughout the country.

2. WHAT LEVEL OF STOCKHOLDER APPROVAL IS NEEDED TO CHANGE THE CHARTER AND ELIMINATE PREEMPTIVE RIGHTS?

     Approval requires an affirmative vote of the majority of the outstanding shares entitled to vote at the Special Meeting.

3.   DOES ALLEGHENY ENERGY EXPECT TO GET STOCKHOLDER APPROVAL?

     The management and Board of Directors of Allegheny are working diligently to preserve and enhance the value of Allegheny. Certainly, our stockholders recognize the importance of taking the appropriate steps, like this one, to increase our financial flexibility. We are hopeful that stockholders will support the unanimous decision by our Board, which was made on December 5, 2002.

4.   ARE ANY OTHER APPROVALS REQUIRED?

     None other than the initial SEC approval that we have received.

5.   WHY DOES ALLEGHENY ENERGY WANT TO REMOVE PREEMPTIVE RIGHTS OF STOCKHOLDERS?

     By removing the preemptive rights provision, Allegheny Energy will have greater flexibility to raise additional capital.

     While Allegheny's management and Board of Directors are working diligently to preserve and enhance the value of the Company, the recent credit crisis in the energy sector has highlighted the importance of maintaining maximum flexibility to raise capital from any source. The preemptive rights provision in the Company's charter serves as a significant impediment to any private sale of equity securities for cash to institutional or strategic investors. Such issuances of equity can be especially important in times like these when both the Company and the capital markets, at least for energy companies, are under great stress.

                                 CONFIDENTIAL -
                   FOR INTERNAL USE ONLY/NOT FOR DISTRIBUTION

6.   WHAT ARE PREEMPTIVE RIGHTS?

     Preemptive rights give stockholders the right to preempt any issue of stock to any other person by purchasing the stock on the same terms and conditions as offered to any non-stockholder. Although more common many years ago, today few public companies have preemptive rights. They decrease a company's flexibility in raising capital.

     The preemptive rights provision in the Company's charter serves as a significant impediment to any private sale of equity securities for cash to institutional or strategic investors. Such issuances of equity can be especially important in times like these when both the Company and the capital markets, at least for energy companies, are under great stress.

7.   WHY DID ALLEGHENY ENERGY INCLUDE PREEMPTIVE RIGHTS IN ITS CHARTER?

     When the Company's charter was established in 1925, preemptive rights were more common. Preemptive rights were developed by the courts in Maryland and other states in the 19th century. Thereafter, Maryland and other states provided that preemptive rights could be negated by provision to the charter. In 1995, the General Assembly of Maryland specifically provided that stockholders of a Maryland corporation do not have preemptive rights unless the charter "expressly grants such rights" to the stockholders.
     Article VII of Allegheny's charter was adopted prior to 1995.

     Very few public companies have them today, and the elimination of preemptive rights will give Allegheny greater flexibility to finance its capital requirements.

8.   WHAT IS A PRIVATE EQUITY INVESTMENT?

     Generally speaking, private equity is that which is not quoted or traded on the stock market or otherwise traded publicly. With a private equity investment, a third party may choose to make an investment in a company (providing it with additional capital). In return, the investor would get an ownership interest in the company represented by equity that is not publicly traded.

9.   IS ALLEGHENY ENERGY CONSIDERING A PRIVATE EQUITY INVESTMENT?

     As we reported in the past, our Board is examining a number of options to ensure we have the financial flexibility to move forward successfully. We will, of course, provide details on a timely basis as decisions are made.

10. WHAT SORT OF TERMS ARE BEING DISCUSSED? RATES? WILL SUCH AN INVESTMENT DILUTE THE HOLDINGS OF CURRENT STOCKHOLDERS? WHAT'S THE TIMING OF AN ANNOUNCEMENT?

     Our Board is examining a number of options to ensure we have the financial flexibility to move forward successfully. Of course, the Board will do what it believes is in the best interests of stockholders. As stated in the release, before deciding to sell equity in any form, the Company will carefully consider the effects on our current stockholders and will seek to adopt an approach that protects the value of our stockholders' existing investment in the Company. That said, no decisions have been made, so it is premature to discuss those types of details.

                                 CONFIDENTIAL -
                   FOR INTERNAL USE ONLY/NOT FOR DISTRIBUTION

11. WHAT OTHER OPTIONS IS THE COMPANY CONSIDERING TO INCREASE FINANCIAL FLEXIBILITY?

     The management and Board of Directors of Allegheny are working diligently to preserve and enhance the value of Allegheny. We are continuing our ongoing discussions with our bank lenders regarding secured financing. Additionally, we've already taken actions to reduce costs, preserve cash, and strengthen our balance sheet, including reducing the Company's reliance on our wholesale energy trading business; cancelling the development of several generating facilities, saving $700 million in capital expenditures over the next several years; reducing the workforce by approximately 10 percent; and suspending the dividend on our common stock.

     In addition to issuing equity, we expect to be able to obtain additional financial flexibility through asset sales. I can assure you that we are and will continue to take all actions necessary to address the Company's financial needs and reduce debt in order to strengthen our balance sheet.

12.  IS THE ELIMINATION OF PREEMPTIVE RIGHTS A CONDITION TO THE REFINANCING?

     No. As previously noted, Allegheny Energy is continuing negotiations with its bank lenders and other creditors about a new secured financing facility and expects that any agreement will require that the Company begin to reduce its level of indebtedness through the application of cash flow or from the proceeds of asset sales or equity sales. While efforts to sell selected assets are under way, Allegheny Energy believes it is important to have the additional flexibility to sell equity. With the removal of preemptive rights, which are a significant impediment to any private sale of equity securities, Allegheny Energy will have available more capital-raising alternatives.

13. THE RELEASE SAYS YOU ARE CONTINUING TO NEGOTIATE WITH YOUR LENDERS. WHEN DOES ALLEGHENY EXPECT TO REACH AN AGREEMENT WITH ITS LENDERS?

     I'm not going to speculate on timing, but I can assure you that we are continuing discussions with our lenders and are working diligently to reach an agreement that provides the necessary liquidity and funding.

14. OTHER THAN THE SECURITY MENTIONED IN THE RELEASE, WHAT OTHER TERMS ARE BEING DISCUSSED FOR THE NEW CREDIT FACILITIES?

     Since no agreement has been finalized, it's inappropriate to discuss potential terms.

15.  WHEN AND WHERE IS THE SPECIAL MEETING?

     Allegheny Energy will hold a special meeting of Allegheny Energy stockholders to consider the proposal on March 7, 2003, at 9:30 a.m. (local time) in the Mercury Ballroom on the third floor of the New York Hilton, 1335 6th Avenue, New York, NY 10019.

16.  WHAT IS THE RECORD DATE?

     Allegheny Energy stockholders of record as of the close of business on January 27, 2003, are entitled to vote at the special meeting.